UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2012

NOBLE ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough Drive, Suite 100 Houston, Texas		77067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 872-3100

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 25, 2012, Noble Energy, Inc. (the “Company”) filed an amendment to its Certificate of Incorporation that (i) increased the number of authorized shares of the Company’s common stock from 250 million to 500 million shares and (ii) reduced the par value the Company’s common stock from $3.33 1/3 per share to $0.01 per share. The amendment became effective on May 25, 2012, the date of its filing.

Except for the foregoing amendment, the other terms and provisions of the Company’s Certificate of Incorporation remain unchanged. A copy of the amendment to the Company’s Certificate of Incorporation has been filed as Exhibit 3.1 to this current report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed as part of this current report on Form 8-K:

3.1	Certificate of Amendment of Certificate of Incorporation of Noble Energy, Inc., dated May 25, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.

Date: May 29, 2012	By:	/s/ Arnold J. Johnson
Arnold J. Johnson Senior Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation of Noble Energy, Inc., dated May 25, 2012.